UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 13, 2006 (November 7, 2006)

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

0-1093	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Long Term Incentive Awards

On November 7, 2006, the Personnel and Compensation Committee of the Board of Directors approved commencement of a new three-year Performance Period, the performance measures associated therewith and the participants to which the Performance Period will apply (all capitalized terms have the meaning ascribed to them in the Kaman Corporation 2003 Stock Incentive Plan (the "Plan") as filed with the SEC on November 9, 2004, Document Number 0000054381-04-000081) for the Plan's Long - Term Performance Award feature (“LTIP”). The Performance Period will extend from January 1, 2007 to December 31, 2009. The participants who are executive officers of the Corporation included in the Summary Compensation Table of the Corporation’s Proxy Statement for its 2006 Annual Meeting as filed with the SEC on March 9, 2006 (Document Number 0001193125-06-049168) and their individual target award opportunity are as follows:

Participant		Target Award as % of Base Salary

Paul R. Kuhn	Chairman, President and Chief Executive Officer, Kaman Corporation	160%

Robert M. Garneau	Executive Vice President and Chief Financial Officer, Kaman Corporation	110%

T. Jack Cahill	President, Kaman Industrial Technologies Corporation, a subsidiary of Kaman Corporation	95%

Candace A. Clark	Senior Vice President and Chief Legal Officer, Kaman Corporation	95%

Robert H. Saunders, Jr.	President, Kaman Music Corporation, a subsidiary of Kaman Corporation	95%

The LTIP feature was added to the Plan effective with calendar year 2003. For those individuals receiving an LTIP award, it generally represents a replacement for other types of stock incentive awards. LTIP payments will be determined by the Personnel and Compensation Committee based upon the Corporation's level of achievement of goals established for growth in earnings per share, return on capital and total return to shareholders over the Performance Period measured against the Russell 2000 index, as more specifically described in Exhibit 10.1 to this report. The Personnel and Compensation Committee will certify in writing prior to any payment the extent to which performance measures for the Performance Period have been achieved and the resulting LTIP payment that has been earned for each participant. LTIP payments will generally be made in cash, however up to one-third of each payment may be made in stock at the discretion of the Personnel and Compensation Committee. The participant may also request the Personnel and Compensation Committee to approve a greater percentage of the payment to be made in stock.  However, at least one-third of the net after-tax gain of an earned award must be paid in stock to the extent the participant has not satisfied the Corporation’s stock ownership guidelines.

Item 8.01 Other Events

At its meeting held on November 7, 2006, the Board of Directors approved an amendment to the Kaman Corporation Code of Business Conduct (the “Code”) that confirms in writing the responsibility of the independent members of the Board of Directors to consider and approve or disapprove transactions that involve related persons as defined by Securities and Exchange Commission regulations. The amendment is located in the Conflicts of Interest section of the Code which is attached as Exhibit 10.2 to this report.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.1 Long-Term Performance Program 2007-2009 Performance Period Summary.

Exhibit 10.2 Kaman Corporation Code of Business Conduct.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Robert M. Garneau
Robert M. Garneau
Executive Vice President and
Chief Financial Officer

Date: November 13, 2006

KAMAN CORPORATION AND SUBSIDIARIES

Index to Exhibits

Exhibit 10.1	Long-Term Performance Program 2007-2009 Performance Period Summary

Exhibit 10.2	Kaman Corporation Code of Business Conduct